AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 2012

Registration Statement No. 333-182449
______________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
____________________________________________
RELIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1823071 (IRS Employer Identification No.)
10401 Clayton Road
Frontenac, Missouri 63131
(314) 569-7200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
____________________________________________
2005 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)
____________________________________________

Allan D. Ivie, IV
President and Chief Executive Officer
Reliance Bancshares, Inc.
10401 Clayton Road
Frontenac, Missouri 63131
(314) 569-7200
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copies to: David W. Braswell, Esq. Armstrong Teasdale LLP 7700 Forsyth Boulevard, Suite 1800 St. Louis, Missouri 63105 (314) 621-5070
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

TERMINATION OF REGISTRATION
This Post-Effective Amendment No. 1 on Form S-8 (this “Post-Effective Amendment”) amends the Registration Statement on Form S-8 (Registration No. 333-182449) filed with the Securities and Exchange Commission on June 29, 2012 (the “Registration Statement”) by Reliance Bancshares, Inc. (the “Company”). The Registration Statement registered an aggregate of 100,000 shares of the Company's Class A common stock, par value $0.25 per share (the “Common Stock”).

Pursuant to an undertaking contained in the Registration Statement, this Post-Effective Amendment is being filed to deregister, as of the date of its filing, all shares of the Common Stock unsold or unissued under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock.

Effective upon filing of this Post-Effective Amendment, the Company hereby removes from registration all shares of the Common Stock registered under the Registration Statement that remain unsold or unissued as of the date of this Post-Effective Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Reliance Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 31, 2012.

RELIANCE BANCSHARES, INC.

By:	/s/ Allan D. Ivie, IV
Allan D. Ivie, IV
President and Chief Executive Officer (Principal Executive Officer)